UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2013

COPANO ENERGY, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-32329 (Commission File Number)	51-0411678 (I.R.S. Employer Identification No.)

1200 Smith Street, Suite 2300
Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-621-9547

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously reported, on May 1, 2013, Kinder Morgan Energy Partners, L.P. (“Kinder Morgan”) completed the acquisition of Copano Energy, L.L.C. (“Copano”) pursuant to the Agreement and Plan of Merger dated January 29, 2013 (the “Merger Agreement”), by and among Kinder Morgan, Copano, Kinder Morgan G.P., Inc., the general partner of Kinder Morgan, and Javelina Merger Sub LLC, a direct, wholly owned subsidiary of Kinder Morgan (“Merger Sub”).  Pursuant to the Merger Agreement, Merger Sub was merged with and into Copano, with Copano surviving the merger as a wholly owned subsidiary of Kinder Morgan (the “Merger”).

Item 1.02.  Termination of a Material Definitive Agreement.

On May 1, 2013, in connection with the Merger, Copano repaid in full all indebtedness, liabilities and other obligations under, and terminated, the Second Amended and Restated Credit Agreement, dated as of June 10, 2011, among Copano, as borrower, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent. Copano did not incur any material early termination penalties as a result of the termination.

Item 8.01.  Other Events.

Discharge and Redemption of 2018 Notes

On May 1, 2013, Copano issued a press release announcing that Copano and its wholly owned subsidiary, Copano Energy Finance Corporation (“Finance Corp”), have satisfied and discharged their outstanding 7.75% Senior Notes due 2018 (CUSIP No. 217203AD0) (the “2018 Notes”) and will redeem the 2018 Notes, all in accordance with the terms and conditions of the indenture governing the 2018 Notes. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Guarantee by Kinder Morgan of 2021 Notes

On May 1, 2013, Kinder Morgan, Copano, Finance Corp, certain of Copano’s subsidiaries, as guarantors (the “Subsidiary Guarantors”), and U.S. Bank National Association, as trustee (the “Trustee”), entered into a Fifth Supplemental Indenture (the “Supplemental Indenture”) to the Indenture, dated April 5, 2011 (the “Indenture”), governing Copano’s and Finance Corp’s 7.125% Senior Notes due 2021 (CUSIP No. 217203AE8) (the “2021 Notes”) to provide for the unconditional guarantee of the 2021 Notes by Kinder Morgan.  A copy of the Supplemental Indenture is attached as Exhibit 4.1 to this report and is incorporated herein by reference. In connection with Kinder Morgan’s guarantee of the 2021 Notes, the reports that Kinder Morgan files with the Securities and Exchange Commission (the “SEC”) will be required to be furnished to the Trustee and holders of 2021 Notes in lieu of Copano’s SEC reports. For more information, please see Copano’s Current Report on Form 8-K filed on April 17, 2013.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

4.1                               Fifth Supplemental Indenture, dated May 1, 2013, to the Indenture, dated April 5, 2011, by and among Copano Energy, L.L.C., Copano Energy Finance Corporation, Kinder Morgan Energy Partners, L.P., the Guarantors named therein and U.S. Bank National Association, as Trustee.

99.1                        Press release dated May 1, 2013 announcing the satisfaction and discharge and related redemption of the 2018 Notes.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.

Dated: May 1, 2013	By:	/s/ Kimberly A. Dang
Kimberly A. Dang
Vice President

EXHIBIT INDEX

Exhibit Number	Description

4.1

Fifth Supplemental Indenture, dated May 1, 2013, to the Indenture, dated April 5, 2011, by and among Copano Energy, L.L.C., Copano Energy Finance Corporation, Kinder Morgan Energy Partners, L.P., the Guarantors named therein and U.S. Bank National Association, as Trustee.

99.1	Press release dated May 1, 2013 announcing the satisfaction and discharge and related redemption of the 2018 Notes.